Exhibit 10.37

 First National Bank

 CHANGE IN TERMS AGREEMENT

 Borrower:
 Advanced Remote Communication Solutions, Inc. a      Lender:First National Bank
  California corporation fka Boalracs, Inc-, a               401 West A Street
  California corporation                                     P.O. Box 85625
  Enerdyne Technologies, Inc., a California                  San Diego, CA 92101
  corporation
  10675 Sorrento Valley Road,
  San Diego, CA 92121

 Principal Amount: $2,250,000.00        Initial Rate: 7.000%           Date of
 Agreement:November 5, 2001

 DESCRIPTION OF EXIS71NG INDEBTEDNESS.

Promissory Note dated December 29,1998 in the original amount of $750,000.00 originally maturing December 29, 2000 as modified by various Change
In Terms Agreements dated February 4, 2", February 28, 2000, March 13, 2001, May 18, 2001, August 3, 2001, and waiver letter dated February 20, 2001.

 DESCRIPTION OF COLLATERAL

Various Commercial Security Agreements and Commercial Pledge Agreements granting Lender a security interest in various assets as stated in those specific agreements.

DESCRIPTION OF CHANGE IN TERMS. 1. The Principal Amount of the revolving line of credit is increased from $2,000,000.00 to $2,250,000.00.

 2. The interest rate is modified as outlined in this Agreement

 The Loan Agreement dated December 29,1998 as amended from time to time, is further modified as; follows:

1. Borrowing Base. The words *Borrowing Base' shall mean as determined by Lender from tirne to time, the lessor of (a) $2,250,000.00; or (b) the sum of (1) 80% of Eligible Domestic Accounts, plus (ii) 80% of Eligible Insured Foreign Accounts, less $30,000.00, not to exceed! $750,000.00, plus (Iii) the lessor of
(1) $300,000.00; or (2) up to 50% of the aggregate amount of Eligible Domestic Inventory less related trade accounts payable. In determining the amount of the Borrowing Base, all Eligible Domestic Accounts, Eligible Foreign Accounts and Eligible Domestic Inventory of all Borrowers shall be included.

2 Insured Foreign Account The words 'Insured Foreign Account' mean a trade account, account receivable, or other right to payment for goods sold or services rendered owing to Borrower (or to a third party grantor acceptable to Lender), insured by Lumbermens Mutual Casualty Company or any other private insurance policy acceptable to Lender. Accounts must be denominated in an approved currency, sold under approved terms, to an approved buyer, in an approved country, within approved debtor limits, and subject to delinquency exclusion.

3. Export Credit Insurance Policy ("Policy'). Borrower shall maintain coverage under Policy number 3DY 011 725 - 00 or obtain a Policy acceptable to Lender for comprehensive commercial and political risks and shall assign such Policy to Lender. Coverage under such Policy shall be in full force and affect as of the date of each Disbursement and until all amounts outstanding under the Note have been repaid. The proceeds of such Policy paid to Lender pursuant to the assignment shall be applied first toward reducing any amount then outstanding on the Note. In addition, Borrower shall comply with all terms, conditions, and provisions contained in such Policy.

4. Additional Limits on Eligible Foreign Accounts. Accounts must be less than sixty (60) days past due. No sales to Accounts which are already delinquent sixty (60) days or more.

PROMISE TO PAY. Advanced Remote Communication Solutions, Inc, a California corporation like Boatracs, Inc., a California corporation; and Enerdyne Technologies, Inc., a California corporation (*Borrower') jointly and severally promise to pay to First National Bank ("Lendee" or order, In lawful money of the United States of America, the principal amount of Two Million Two Hundred Fifty Thousand & O0/100 Dollars ($2,250,000.00) or so much as may be outstanding, together with Interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Borrower will pay this loan In one payment of all outstanding principal plus all accrued unpaid Interest on December 29, 20O1. In addition, Borrower will pay regular monthly payments of all accrued unpaid Interest due as of each payment date, beginning November 29, 2001, with all subsequent Interest payments to be due on the same day of each month after that. Interest on this Agreement is computed on a 365/360 simple Interest basis; that is, by applying the ratio of the annual Interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lenders address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE- The interest rate on this Agreement is subject to change from time to time based on changes in an Index which is Lenders Prime Rate (the "Index"). This is the rate Lender charges, or would charge, on 90-day unsecured loans to the most creditworthy corporate customers. This rate may or may not be the lowest rate available from Lender at any given time. Lender will tell Borrower the current Index rate upon Borrowws request. The interest rate change will not occur more often than each day. Borrower understands that Lender may make loans based on other rates as well. The Index currently Is 5.500% per annum. The Interest rate to be applied to the unpaid principal balance of the Note will be at the rate of 1.500 percentage points over the Index, resulting in an initial rate of 7.00% per annurn. Notwithstanding the foregoing, the variable Interest rate or rates provided for in the Note will be subject to the following minimum and maximurn rates. NOTICE: Under no circumstances will the interest rate on the Note be less than 6.500% per annum or more than the maximurn rate allowed by applicable law.
PREPAYMENT. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Except for the foregoing, Borrower may Pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not unless agreed to by Larder in writing, relieve Borrower of Borrower's obligation to continue to Make payments of accrued unpaid interest. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment Lender may accept It without losing any of Lender's rights under this Agreement, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes payment in full of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: First National Bank, 401 West A Street P.O. Box 85625, San Diego, CA 92101.

                                                       CHANGE IN TERMS AGREEMENT
 Loan No: 5641308361                                         (Continued)
                                                                Page 2

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment or $10.00, whichever is greater.

INTEREST AFTER DEFAULT. Upon Borrower's failure to pay all amounts declared due pursuant to this section, including failure to pay upon final maturity, Lender, at its option, may, be permitted under applicable law, increase the variable interest rate on this Agreement to 6.500 percentage points over the Index.

 DEFAULT. Each of the following shall constitute an Event of Default under this
 Agreement:

 Payment Default Borrower fails to make any payment when due under the Indebtedness.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Agreement or the Related Documents is false or misleading in any material respect either now or at the time made or fumished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower. the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any " of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the Indebtedness. This includes a garnishment of any of Borrowees accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and it Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

Cure Provisions. If any default, other than a default in payment is curable and if Borrower has not been given a notice of a breach of the same provision of this Agreement within the preceding twelve (12) months, it may be cured (and no event of default will have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default (1) cures the default within ten (10) days; or (2) if the cure requires more than ten (10) days, immediately initiates steps which Lender deems in Lenders sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Agreement and all accrued unpaid interest immediately due, and than Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Agreement if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including attorneys' fees, expenses for bankruptcy proceedings(including efforts to modify or vacate any automatic stay or injunction), and appeals. Borrower also will pay any court costs, in addition to all other sums provided by law.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other. (Initial Here)

GOVERNING LAW. This Agreement will be governed by, construed and enforced in accordance with federal law and the laws of the State of California. This Agreement has been accepted by Lender In the State of California.

CHOICE OF VENUE. It there is a lawsuit, Borrower agrees upon Lenders request to submit to the jurisdiction of the courts of San Diego County, State of California.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $6.00 it Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

LINE OF CREDIT. This Agreement evidences a revolving line of credit. Advances under this Agreement may be requested orally by Borrower or as provided in this paragraph. All oral requests shall be confirmed in writing on the day of the request All communications, instructons, or directions by telephone or otherwise to Lender are to be directed to Lenders office shown above. The following persons currently are authorized to request advances and authorize payments under the line of credit until Lender receives from Borrower, at Lender's address shown above, written notice of revocation of their authority: Michael Silverman; and Dean Kemus. Borrower agrees to be liable for all sums either. (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Agreement at any time may be evidenced by endorsements on this Agreement or by Lenders internal records, including daily computer print-outs. Lender will have no obligatbn to advance funds under this Agreement if: (A) Borrower or any guarantor is in default under the terms of this Agreement or any agreement that Borrower or any guarantor has with Lender, Including any agreement made in connection with the signing of this Agreement; (B) Borrower or any guarantor ceases doing business or is insolvent (C) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantors guarantee of this Agreement or any other loan with Lender, or (D) Borrower has applied funds provided pursuant to this Agreement for purposes other than those authorized by Lender.

CONTINUING VALIDITY.Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreemerl: will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligationi(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser. including accommodation makers, will not be released by virtue of this Agreement If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreementis given conditionally, based on the representation to Lender that the not-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extenson, modification or release, but also to all such subsequent actions.

 MODIFIED AND RESTATED PROVISIONS. The provisions entitled 'Payment Default* and "Adverse Change" as stated in this Change in Terms

                                                       CHANGE IN TERMS AGREEMENT
 Loan No: 5641308361                                         (Continued)
                                                                Page 3

 Agreement are modified and restated as follows:

Payment Default Borrower fails to make any payment when due under the Indebtedness within five (5) days of the original due date,

Adverse  Change.  A  material  adverse  change  occurs in  Borrower's  financial
condition,   or  Lender   reasonably   believes  the  prospect  of  Payment  of
performance of the Indebtedness is impaired, unless, in the event of an involuntary bankruptcy, proceeding, attachment, garnishment or appointment of receiver, such proceeding shall be dismissed or vacated within sixty (60) days.

EVENTS AFFECTING GUARANTOR. Any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness. In the event of a death, Lender, at its option, may, but shall not be required to, permit the Guarantor's estate to assume unconditionally the obligations arising under the guaranty in a manner satisfactory to Lender, arid, in cloing so, cure any Event of Default

SUCCESSORS AND ASSIGNS. Subject to any limitations stated in this Agreement on transfer of Borrowers interest, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns. It ownership of the Collateral becomes vested in a person other than Borrower, Lender, without notice to Borrower, may deal with Borrower's successors with reference to this Agreement and the Indebtedness by way of forbearance or extension without releasing Borrower from the obligations of this Agreement or liability under the Indebtedness.

Notify Us of Inaccurate Information We Report To Consumer Reporting Agencies. Please notify us d we report any inaccurate information about your accounfis) to a consumer reporting agency. Your written notice describing the specific inaccuracy(ies) should be sent to us at the following address: First National Bank P.O. Box 85625 (LA-90-59) San Diego, CA 92186-5625

MISCELLANEOUS PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Agreement without losing them. Each Borrower understands and agrees that with or without notice to Borrower, Lender may with respect to any other Borrower (a) make one or more additional secured or unsecured loans or otherwise extend additional credit; (b) alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms any indebtedness, including increases and decreases of the rate of interest on the indebtedness; (c) exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any security, with or without the substitution of new collateral; (d) apply such security and direct the order or manner of sale thereof, including without limitation, any non-judicial sale permitted by the terms of the controlling security agreements, as Lender in its discretion may determine; (e) release, substitute, agree not to sue, or deal with any one or more of Borrowers sureties, endorsers or other guarantors on any terms or in any manner Lender may choose; and (f) detemine how, when and what application of payments and credits shall be made on any other indebtedness owing by such other Borrower, Borrower and any other person who signs, guarantees or endorses this Agreement, to the extent allowed by law, waive any applicable statute of limitations, presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Agreement, and unless otherwise expressly stated in writing, no party who signs this Agreement, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend
(repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. AlI such parties also agree that Lender may modify this loan without the consent of or notice toanyone other than the party with whom the modification is made. The obligations under this Agreement are joint and several.

PRIOR TO SIGNING THIS AGREEMENT, EACH BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. EACH BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

 BORROWER:



 ADVANCED REMOTE COMMUNICATION SOLUTIONS,INC. A CALIFORNIA FKA BOATRACS, INC., A CALIFORNIA CORPORAT10N
 By:
 /s/Michael Silverman, Chairman of the Board/CEO of
 Advanced Remote Communication Solutions, Inc. a
 California corporation fka Boatracs, Inc., a
 California corporation

 By:
 /s/ Dean Kernus, CFO/Secretary of Advanced Remote Communication
 Solutions, Inc., A California Corporation FKA Boatracs, Inc., a California Corporation






 ENERDYNE TECHNOLOGIES, INC., A CALIFORNIA CORPORATION

 By:

 /s/ Michael Silverman, Chairman of the Board/CEO of
 Enerdyne Technologies, Inc., a California Corporation

 By:

 /s/ Dean Kernus, CFO/Secretary of Enerdyne Technologies, Inc., a
 California Corporation